UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2018

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 5, 2018, IDEXX Laboratories, Inc. (the “Company”) issued a press release discussing the impact on the Company of the enactment on December 22, 2017 of the Tax Cuts and Jobs Act (the “Tax Legislation”), the full text of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company estimates, based on currently available information, that the Tax Legislation will benefit the Company by reducing its recurring effective tax rate beginning in 2018 by approximately 750-850 basis points. The Company also estimates that the enactment of the Tax Legislation will result in a one-time reduction of approximately $35 million - $45 million in the Company’s earnings for the fourth quarter and year ended December 31, 2017, due to the deemed repatriation of the Company’s foreign profits, net of the remeasurement of U.S. deferred taxes at the lower enacted corporate tax rate and other adjustments.

The impact of the Tax Legislation may differ from the estimates above, possibly materially, due to, among other things, changes in interpretations and assumptions the Company has made, guidance that may be issued and actions the Company may take as a result of the Tax Legislation. The Company will continue to analyze the Tax Legislation to determine the full effects of the new law, including the new lower corporate tax rate, on its financial statements and operations.

The Company will announce financial results for the fourth quarter and year ended December 31, 2017 on February 1, 2018.

In accordance with general instructions to Form 8-K, the information in this Form 8-K and Exhibit 99.1 attached hereto is being furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01.	Regulation FD Disclosure.

The disclosure set forth above under Item 2.02 is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit shall be deemed to be furnished, and not filed.

Exhibit No.	Description

99.1	Press release entitled “IDEXX Laboratories Announces Estimated Impact of U.S. Tax Reform,” issued by the Company on January 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: January 5, 2018	By:	/s/ Brian P. McKeon
Brian P. McKeon
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)